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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HOSPITALITY PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HOSPITALITY PROPERTIES TRUST Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2013

To the Shareholders of Hospitality Properties Trust:

         Notice is hereby given that the annual meeting of shareholders of Hospitality Properties Trust, a Maryland real estate investment trust, will be held at 9:30 a.m., local time, on Wednesday, May 15, 2013, at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 for the following purposes:

  1.
  To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Group III ("proposal 1").

  2.
  To hold an advisory vote relating to our executive compensation ("proposal 2").

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 ("proposal 3").

  4.
  To consider and vote upon a shareholder proposal, if properly presented at the meeting ("proposal 4").

  5.
  To consider and vote upon a shareholder proposal, if properly presented at the meeting ("proposal 5").

  6.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

         OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE FOR TRUSTEE IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND "AGAINST" PROPOSALS 4 AND 5.

         We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll-free, at (877) 717-3922.

         Shareholders of record at the close of business on February 19, 2013, are entitled to notice of, and to vote at, the meeting and at any adjournment or postponement thereof.

         Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and authorize a proxy to vote your shares at www.proxyvote.com. You may also authorize a proxy to vote your shares over the internet or by telephone by following the instructions on that website. In order to vote over the internet or by telephone you must have your shareholder identification number, which is set forth in the Notice Regarding the Availability of Proxy Materials mailed to you. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. You may also request a paper proxy card to submit your vote by mail. If you attend the meeting and vote in person, that vote will revoke any proxy you previously submitted. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting. Whether or not you plan to attend the meeting, please read the proxy statement and complete or authorize a proxy for your shares as soon as possible. Your vote is important, no matter how many or how few shares you own.

By Order of the Board of Trustees,
Jennifer B. Clark, Secretary

Newton, Massachusetts
March 1, 2013

HOSPITALITY PROPERTIES TRUST
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To be held at 9:30 a.m. on Wednesday, May 15, 2013
at
Two Newton Place
255 Washington Street, Suite 100
Newton, Massachusetts 02458

INTRODUCTION

        A notice of the annual meeting of shareholders of Hospitality Properties Trust, a Maryland real estate investment trust, or the Company, is on the preceding page and a form of proxy solicited by our Board of Trustees, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2012, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about March 1, 2013.

        The annual meeting record date is February 19, 2013. Only shareholders of record at the close of business on February 19, 2013, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 123,637,424 common shares of beneficial interest, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. Our common shares are listed on the New York Stock Exchange, or NYSE. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required for shareholders to take action at the meeting, except that the shareholders entitled to vote at the meeting may adjourn the meeting if less than a quorum is present at the meeting. The presence, in person or by proxy, of holders of common shares entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and broker non-votes, if any, will be treated as shares present for purposes of determining whether a quorum is present. Failure of a quorum to be present at the meeting will necessitate adjournment of the meeting and will subject us to additional expense. Under our bylaws, the chairperson of the meeting may adjourn the meeting if less than a quorum is present at the meeting.

        The affirmative vote of a majority of the votes cast will be necessary to elect the nominee for Trustee described in proposal 1, to approve the resolution regarding named executive officer compensation described in proposal 2 and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm in proposal 3. The affirmative vote of 75% of our outstanding common shares is required for the approval of the shareholder proposals described in proposals 4 and 5. Proposals 2, 3, 4 and 5 are nonbinding shareholder advisory votes and, if approved, would serve only as recommendations to our Board. Under Maryland law and our declaration of trust, an amendment making the changes contemplated by proposals 4 and 5 must first be approved by at least two-thirds (2/3) of our Trustees and then approved by the affirmative vote of the holders of at least two-thirds (2/3) of the total number of our outstanding common shares entitled to be cast at a subsequent shareholder meeting.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominee for Trustee in proposal 1, "FOR" proposals 2 and 3 and "AGAINST" the shareholder proposals in proposals 4 and 5.

        Shareholders of record may authorize a proxy to vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability mailed to them or, if they requested and received paper or email copies of proxy materials, by completing and returning the proxy card or by attending the meeting and voting in person. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. Eastern Time on Tuesday, May 14, 2013.

        Broker non-votes occur in respect of shares held in street name when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter. Broker non-votes and abstentions will have the effect of a vote against proposals 4 and 5 and will have no effect on the outcome of proposals 1, 2 and 3. A proxy marked "WITHHOLD" will have the same effect as an abstention.

        The record date for the meeting will apply to any adjournment or postponement of the meeting unless our Board fixes a new record date for the adjourned or postponed meeting. If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting unless we fix a new record date for the adjourned meeting. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies that have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll-Free at (877) 717-3922

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, a written revocation, by delivering a duly executed proxy bearing a later date, by authorizing at a later date a proxy to vote his or her common shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one from our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. Eastern Time on May 14, 2013. If your shares are held in the name of a brokerage firm, bank, nominee or other institution and you wish to change a prior instruction you gave to your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the brokerage firm's, bank's, nominee's or other institution's instructions for changing your prior voting instructions. In addition, if you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

        Our website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        From the date of mailing of the Notice of Internet Availability through the conclusion of the meeting, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote over the internet or by telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSAL 1
ELECTION OF TRUSTEE

        The number of our Trustees is fixed at five, and our Board is divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each group are elected for three year terms and serve until their successors are elected and qualify.

        Our current Trustees are William A. Lamkin in Group III with a term of office expiring at the meeting to which this proxy statement relates, Barry M. Portnoy and John L. Harrington in Group I with a term of office expiring at our 2014 annual meeting of shareholders and Adam D. Portnoy and Bruce M. Gans, M.D. in Group II with a term of office expiring at our 2015 annual meeting of shareholders. The term of the Group III Trustee elected at the meeting to which this proxy statement relates will expire at our 2016 annual meeting of shareholders.

        Our Trustees are also categorized as Independent Trustees or Managing Trustees. Our Board is composed of three Independent Trustees and two Managing Trustees. Our Independent Trustees are not employees or affiliates, as such term is defined in our declaration of trust, of Reit Management & Research LLC, or RMR, our manager, are not officers of ours or involved in our day to day activities and are persons who qualify as independent under our declaration of trust, our bylaws and the applicable rules of the NYSE and the Securities and Exchange Commission, or SEC. Our Managing Trustees are not Independent Trustees and have been employees of RMR or involved in our day to day activities for at least one year. Dr. Gans and Messrs. Harrington and Lamkin are our Independent Trustees, and Messrs. Adam Portnoy and Barry Portnoy are our Managing Trustees. Biographical information relating to our Trustees and other information relating to our Board appears elsewhere in this proxy statement.

        Our Board has nominated Mr. William A. Lamkin for election as the Independent Trustee in Group III, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Independent Trustee in Group III elected at the meeting will expire at our 2016 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Lamkin, except to the extent that properly completed proxies indicate that the votes should not be so cast.

        Mr. Lamkin has agreed to serve as the Independent Trustee in Group III if elected. If, however, Mr. Lamkin becomes unable or unwilling to accept election to our Board, the proxies will be voted for the election of a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Lamkin will be unable or unwilling to serve.

        The affirmative vote of a majority of the votes cast will be necessary to elect Mr. Lamkin as the Independent Trustee in Group III.

        Our Board recommends you vote "FOR" the election of Mr. Lamkin as the Independent Trustee in Group III.

 PROPOSAL 2
ADVISORY APPROVAL RELATING TO EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we are including a proposal for our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table for 2012, 2011 and 2010 in this proxy statement, or our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement.

        We do not have any employees. Our manager, RMR, conducts our day to day operations on our behalf and provides services to us that otherwise would be provided by employees. Each of our named executive officers is an employee of RMR and the officers' services are provided to us by RMR. RMR compensates our named executive officers directly and in its sole discretion in connection with the officers' services rendered to RMR and to us. None of our named executive officers has an employment agreement with us and we do not pay them salaries or bonuses, or provide them other compensation or benefits, except for the grants of shares under our share award plan described in the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in this proxy statement.

        We make grants of shares under our share award plan to reward our named executive officers and to foster a continuing identity of interest between them and our shareholders. We award shares under our share award plan to recognize our named executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate our executives to remain employees of our manager and to continue to provide services to us through the term of the awards. Our award of shares under our share award plan is designed to reward executive performance that contributes to our success and increases shareholder value. For additional information on our share award plan, see the section captioned "Analysis of Grants under Our Share Award Plan" in this proxy statement.

        We urge you to read the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in this proxy statement for information about our compensation program, including the 2012 compensation of our named executive officers.

        We are asking you to vote to approve the adoption of the following resolution:

  RESOLVED:    That the shareholders of the Company approve, on a nonbinding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in this proxy statement.

        Our current policy is to provide shareholders with an opportunity to approve the compensation of our named executive officers each year at our annual meeting of shareholders. It is currently expected that the next such vote will occur at our 2014 annual meeting of shareholders.

        The affirmative vote of a majority of the votes cast will be necessary to approve proposal 2. The shareholder vote on proposal 2 is advisory and nonbinding, and serves only as a recommendation to our Board.

        Our Board recommends you vote "FOR" proposal 2.

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On February 26, 2013, our Audit Committee voted to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (our fiscal year being a calendar year). Ernst & Young LLP acted as our independent registered public accounting firm for 2012 and 2011. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the meeting. Proposal 3 is nonbinding. If the appointment is not ratified, our Audit Committee will consider whether to appoint another independent registered public accounting firm in its discretion. If the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

        The fees and expenses for services provided by Ernst & Young LLP to us for the last two fiscal years were as follows:

	2012	2011
Audit fees	$1,002,568	$988,910
Audit related fees	—	—
Tax fees	22,450	48,250

Subtotal	1,025,018	1,037,160
All other fees	—	—

Total fees	$1,025,018	$1,037,160

        Our Audit Committee has established policies and procedures that are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category that has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and the Audit Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2012 and 2011 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2012 and 2011 are set forth above. The tax fees charged by Ernst & Young LLP during 2012 and 2011 were for tax compliance services related to our income tax returns for the fiscal years ended December 31, 2011 and 2010, respectively, and due diligence related services in connection with our acquisition of the entities that owned or leased two Sonesta branded hotels, which is further described in Related Person Transactions and Company Review of Such Transactions in this proxy statement. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

        The affirmative vote of a majority of the votes cast will be necessary for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The shareholder vote on proposal 3 is advisory and nonbinding and serves only as a recommendation to our Board.

        Our Board recommends you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

 SOLICITATION OF PROXIES

        Proxies may be solicited, without additional compensation, by our Trustees and officers, and by RMR and its directors, officers and employees, by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

TRUSTEES AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of February 28, 2013, of our nominees, Trustees and executive officers. Unless otherwise specified, the business address of our nominees, Trustees and executive officers is c/o Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Independent Trustee Nominee for a Term Expiring in 2016

WILLIAM A. LAMKIN, Age: 53

        Mr. Lamkin has been one of our Independent Trustees since 2007. Mr. Lamkin has been a partner in Ackrell Capital LLC, a San Francisco based investment bank, since 2003. Previously, he was employed as a financial consultant and as an investment banker, including as a Senior Vice President in the investment banking division of ABN AMRO, Incorporated. Prior to working as a financial consultant and as an investment banker, Mr. Lamkin was a practicing attorney. Mr. Lamkin has served as an Independent Trustee of CommonWealth REIT, or CWH, and Select Income REIT, or SIR, since 2006 and 2012, respectively.

        Our Board concluded that Mr. Lamkin is qualified to serve as one of our Independent Trustees based upon, among other things, his experience in and knowledge of the commercial real estate and investment banking industries, his work on and with public company boards and board committees, his demonstrated management ability, his experience in capital raising and strategic business transactions, his professional training, skills and expertise in, among other things, legal and finance matters, his institutional knowledge earned through service on our Board for six years and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Mr. Lamkin is an Independent Trustee in Group III and, if elected at the meeting, his term will expire at our 2016 annual meeting of shareholders.

Independent Trustees Continuing in Office

JOHN L. HARRINGTON, Age: 76

        Mr. Harrington has been one of our Independent Trustees since 1995. Mr. Harrington was Chairman of the Board of the Yawkey Foundation (a charitable foundation) from 2002 to 2003 and since 2007, serving as one of its trustees since 1982 and as Executive Director from 1982 to 2006. He was also a Trustee of the JRY Trust from 1982 through 2009. Mr. Harrington was Chief Executive Officer and General Partner of the Boston Red Sox Baseball Club from 1986 to 2002 and served as that organization's Vice President and Chief Financial Officer prior to that time. He was President of Boston Trust Management Corp. from 1981 to 2006 and a principal of Bingham McCutchen Sports Consulting LLC from 2007 to 2008. Mr. Harrington represented the Boston Red Sox majority interest in co-founding The New England Sports Network, or NESN, managing NESN from 1981 to 2002. Mr. Harrington served as a Director of Fleet Bank from 1995 to 1999 and of Shawmut Bank of Boston from 1986 to 1995, a Member of the Major League Baseball Executive Council from 1998 to 2001, Assistant Secretary of Administration and Finance for the Commonwealth of Massachusetts in 1980, Treasurer of the American League of Professional Baseball Clubs from 1970 to 1972, Assistant Professor and Director of Admissions, Carroll Graduate School of Management at Boston College from 1967 through 1970 and as Supervisory Auditor for the U.S. General Accounting Office from 1961 through 1966. Mr. Harrington has held many civic leadership positions and received numerous leadership awards and honorary doctorate degrees. Mr. Harrington holds a Massachusetts license as a certified public accountant. Mr. Harrington has been an Independent Trustee of Senior Housing Properties Trust, or SNH, and Government Properties Income Trust, or GOV, since 1999 and 2009, respectively. Mr. Harrington has been an Independent Trustee of RMR Real Estate Income Fund, or RIF, and its predecessor funds since shortly after their formation (the earliest of which was in 2002) and was an Independent Trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009.(1) Mr. Harrington served as an Independent Director of Five Star Quality Care, or Five Star, from 2001 to 2003.

        Our Board concluded that Mr. Harrington is qualified to serve as one of our Independent Trustees based upon, among other things, his demonstrated leadership capability, his work on public company boards and board committees and in key management roles in various enterprises, his professional skills and expertise in accounting, finance and risk management and experience as a chief financial officer, his expertise in compensation and benefits matters, his service with government and experience in public policy matters, his institutional knowledge earned through service on our Board for 18 years and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Mr. Harrington is an Independent Trustee in Group I, and his term expires at our 2014 annual meeting of shareholders.

BRUCE M. GANS, M.D., Age: 66

        Dr. Gans has been one of our Independent Trustees since 2009. Dr. Gans has been Executive Vice President and Chief Medical Officer at the Kessler Institute for Rehabilitation since 2001. He is also a Professor of Physical Medicine and Rehabilitation at University of Medicine and Dentistry of New Jersey—New Jersey Medical School. Previously, Dr. Gans served as President and Chief Executive Officer of the Rehabilitation Institute of Michigan. In Dr. Gans's extensive academic career, he has served as professor of physical medicine and rehabilitation at a number of universities, in addition to his current position at the University of Medicine and Dentistry in New Jersey—New Jersey Medical School. Dr. Gans is editor of a standard medical textbook on physical medicine and rehabilitation, which is now in its 5th edition, and he has written or co-authored more than 40 articles in peer-reviewed publications and 28 abstracts and has served on editorial boards for many medical journals, including serving currently as Associate Editor of the American Journal of Physical Medicine and Rehabilitation. Dr. Gans has also served as President of the American Academy of Physical Medicine and Rehabilitation, a medical society

(1)
RIF, its predecessor funds and RMR Funds Series Trust are collectively referred to herein as the "RMR Funds."

with more than 7,500 members, and as a leader in numerous other professional organizations. Dr. Gans has been an Independent Director of Five Star since 2001.

        Our Board concluded that Dr. Gans is qualified to serve as one of our Independent Trustees based upon, among other things, his demonstrated leadership capability, including through his service in many professional, academic and civic leadership positions, his business experience as the chief executive of a large medical organization, his work on public company boards and board committees, his institutional knowledge gained through service on our Board for four years and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Dr. Gans is an Independent Trustee in Group II, and his term expires at our 2015 annual meeting of shareholders.

Managing Trustees Continuing in Office

BARRY M. PORTNOY, Age: 67

        Mr. Barry M. Portnoy has been one of our Managing Trustees since 1995. Mr. Portnoy has been a Managing Trustee of CWH, SNH, GOV and SIR since 1986, 1999, 2009 and 2011, respectively. He has been a Managing Director of Five Star and of TravelCenters of America LLC, or TA, since 2001 and 2006, respectively. Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor. Mr. Portnoy has been an owner and a Director of RMR (and its predecessor) since its founding in 1986, a full time employee of RMR since 1997, the Chairman of RMR since 1998 and a Director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been an Interested Trustee of the RMR Funds from shortly after their formation (the earliest of which was in 2002). Mr. Portnoy practiced law for many years as a partner in, and chairman of, a law firm until 1997. Mr. Barry Portnoy is the father of Mr. Adam Portnoy, our other Managing Trustee, and the father-in-law of Mr. Ethan S. Bornstein, our Senior Vice President.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his demonstrated leadership capability, his extensive experience in and knowledge of the commercial real estate industry and real estate investment trusts, or REITs, his leadership position with RMR, his extensive public company director service, his professional skills and expertise in, among other things, legal and regulatory matters, his institutional knowledge earned through prior service on our Board and in key leadership positions with our manager and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and our bylaws. Mr. Portnoy is a Managing Trustee in Group I, and his term expires at our 2014 annual meeting of shareholders.

ADAM D. PORTNOY, Age: 42

        Mr. Adam D. Portnoy has been one of our Managing Trustees since 2007. Mr. Portnoy has been a Managing Trustee of CWH, SNH, GOV and SIR, since 2006, 2007, 2009 and 2011, respectively. Mr. Portnoy has been an Interested Trustee of RIF and its predecessor funds since 2009. He has been President of CWH since 2011 and was an Executive Vice President of CWH from 2003 through 2006. He was President of GOV from 2009 until 2011. Mr. Portnoy has been an executive officer of RMR since 2003 and currently is the President, Chief Executive Officer and a Director of RMR. Additionally, Mr. Portnoy is an owner of RMR and of RMR Advisors. Mr. Portnoy has been President and Director of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been

President of the RMR Funds since 2007. Prior to becoming President in 2007, Mr. Portnoy served as Vice President of the RMR Funds beginning in 2004. Prior to 2004, Mr. Portnoy held various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and ABN AMRO, working in private equity at the International Finance Corporation (a member of The World Bank Group) and DLJ Merchant Banking Partners, and serving as Chief Executive Officer of a telecommunications company. Mr. Portnoy is also currently a member of the Board of Governors of the National Association of Real Estate Trusts, a member of the Board of Trustees of Occidental College and serving as the Honorary Consul General of the Republic of Bulgaria to Massachusetts. Mr. Adam Portnoy is the son of Mr. Barry Portnoy, our other Managing Trustee, and the brother-in-law of Mr. Ethan S. Bornstein, our Senior Vice President.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his extensive experience in and knowledge of the commercial real estate industry and REITs, his leadership position with RMR, his public company director service, his demonstrated management ability, his experience in investment banking and private equity, his government organization service, his institutional knowledge earned through service on our Board for six years and in key leadership positions with our manager for nine years and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and our bylaws. Mr. Adam Portnoy is a Managing Trustee in Group II, and his term expires at our 2015 annual meeting of shareholders.

Executive Officers

JOHN G. MURRAY, Age: 52

        Mr. Murray has been our President and Chief Operating Officer since 1996 and our Assistant Secretary since 2008. Prior to that time, he was our Secretary since 1996. Mr. Murray has also served in various capacities with RMR and its affiliates for 20 years, including as an Executive Vice President of RMR (and its predecessors) since 1993.

MARK L. KLEIFGES, Age: 52

        Mr. Kleifges has been our Treasurer and Chief Financial Officer since 2002 and Treasurer and Chief Financial Officer of GOV since 2011. Mr. Kleifges was a Vice President of RMR Advisors from 2003 to 2004 and since 2004 has been its Treasurer. He has also served as Treasurer of the RMR Funds since their respective formations beginning in 2002, until, with respect to a particular fund, its merger out of existence or dissolution, and is currently serving as Treasurer of RIF. Mr. Kleifges has also been an Executive Vice President of RMR since 2008 and has served in various capacities with RMR and its affiliates for over 10 years. Mr. Kleifges is a certified public accountant.

ETHAN S. BORNSTEIN, Age: 39

        Mr. Bornstein has been our Senior Vice President since 2008, and prior to that time was our Vice President for over nine years. Mr. Bornstein has also served in various capacities with RMR and its affiliates for over 12 years, including as a Senior Vice President of RMR since 2007. Mr. Bornstein's wife is the daughter of Mr. Barry Portnoy and the sister of Mr. Adam Portnoy.

        Except as noted with regard to Mr. Barry Portnoy, Mr. Adam Portnoy and Mr. Bornstein, there are no family relationships among any of our Trustees or executive officers. Our executive officers serve at the discretion of our Board.

        RMR, RMR Advisors, CWH, GOV, SIR, SNH, Five Star, TA and the RMR Funds may be considered to be affiliates of us. RMR is a privately owned company that provides management services to public and private companies, including us, CWH, GOV, SIR, SNH, Five Star and TA. CWH is a publicly traded REIT that primarily owns office buildings. GOV is a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. SIR is a publicly traded REIT that primarily owns single tenant, net leased properties. SNH is a publicly traded REIT that primarily owns senior living properties and medical office buildings. Five Star is a publicly traded real estate based operating company in the healthcare and senior living services business. TA is a publicly traded real estate based operating company in the travel center business. The RMR Funds are or were investment companies registered under the Investment Company Act of 1940, as amended. RMR Advisors is an SEC registered investment adviser to the RMR Funds.

BOARD OF TRUSTEES

        Our business is conducted under the general direction of our Board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on May 12, 1995.

        Three of our Trustees, Bruce M. Gans, M.D., John L. Harrington and William A. Lamkin are our Independent Trustees within the meaning of our declaration of trust and our bylaws. Two of our Trustees, Adam D. Portnoy and Barry M. Portnoy, are our Managing Trustees within the meaning of our bylaws.

        Our declaration of trust and our bylaws require that a majority of our Board be Independent Trustees. In determining the status of those Trustees who qualify as Independent Trustees, each year our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees. When assessing a Trustee's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint, but also from that of the persons or organizations with which the Trustee has an affiliation.

        Our Board has determined that Dr. Gans and Messrs. Harrington and Lamkin currently qualify as independent trustees under applicable NYSE rules and are Independent Trustees under our declaration of trust and our bylaws. In making these determinations, our Board considered each of these three Trustees' service in other enterprises and on the boards of other companies to which RMR and its affiliates provide management services. Our Board has concluded that none of these three Trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable NYSE standards.

        During 2012, our Board held ten meetings, our Audit Committee held eight meetings, our Compensation Committee held four meetings and our Nominating and Governance Committee held three meetings. During 2012, each Trustee attended 75% or more of the total number of meetings of our Board and any committee of which he was a member during the time in which he served on our Board or such committee. All of our Trustees attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Trustees meet at least once each year without management. The presiding Trustee at these meetings is the Chair of our Audit Committee, unless the Independent Trustees in attendance select another Independent Trustee to preside.

        We do not maintain directors' and officers' liability insurance for our Trustees and officers. Subject to certain limitations, our declaration of trust and separate indemnification agreements that we have entered into require that we indemnify our Trustees and officers.

Board Leadership Structure

        Our Board is comprised of both Independent Trustees and Managing Trustees, with a majority being Independent Trustees. Our Independent Trustees are not employees or affiliates, as such term is defined in our declaration of trust, of RMR, are not officers of ours or involved in our day to day activities and are persons who qualify as independent under our declaration of trust, our bylaws and the applicable rules of the NYSE and SEC. Our Managing Trustees are not Independent Trustees and have been employees of RMR or involved in our day to day activities for at least one year. Our Board is composed of three Independent Trustees and two Managing Trustees. Our President and our Treasurer are not members of our Board, but they regularly attend Board meetings, as does our Director of Internal Audit. Other officers of RMR also sometimes attend Board meetings at the invitation of our Board.

        Our Audit, Compensation and Nominating and Governance Committees are comprised solely of our Independent Trustees, and an Independent Trustee serves as Chair of each such committee. These standing committees have responsibilities related to our leadership and governance, including among other things: (1) our Audit Committee reviews our financial reports, oversees our accounting and financial reporting processes, selects our independent accountants, determines the fees paid to our independent accountants and assists our Board with its oversight of our internal audit function, our risk management and our compliance with legal and regulatory requirements; (2) our Compensation Committee annually evaluates the performance of our Director of Internal Audit and approves the compensation we pay to him, determines any compensation that we directly pay to our President, reviews and approves any compensation that we directly pay to our Treasurer and any other senior executive of ours who is also a senior executive of RMR, reviews our business and property management agreements with RMR, evaluates RMR's performance under those agreements, approves the fees and certain other costs that we pay under those agreements, determines whether those agreements will be renewed, amended, terminated or allowed to expire and administers all of our equity compensation awards; and (3) our Nominating and Governance Committee considers nominees to serve on our Board, recommends to our Board nominees for election to our Board, assesses our Board's performance and reviews and assesses our Board leadership structure and Governance Guidelines and recommends to the Board any changes it determines appropriate. The Chairs of our Audit, Compensation and Nominating and Governance Committees set the agenda for their respective committee meetings, but committee members, our Managing Trustees or members of our management may suggest agenda items to be considered by these committees.

        We do not have a Chairman of our Board or a lead Independent Trustee. Our President, any Managing Trustee or any two Independent Trustees may call a special meeting. Our Managing Trustees, in consultation with our President and Treasurer, set the agenda for our Board meetings, and any Independent Trustee may place an item on an agenda by providing notice to a Managing Trustee, our President or our Treasurer. Discussions at Board meetings are led by the Managing Trustee or

Independent Trustee who is most knowledgeable on a subject. Our Board is small, which facilitates informal discussions and communication from management to the Board and among Trustees. Our Independent Trustees meet to consider Company business without the attendance of our Managing Trustees or our officers, and they meet separately with our officers, with our Director of Internal Audit and with our outside accountants. In such meetings of our Independent Trustees, the Chair of the Audit Committee presides unless the Independent Trustees determine otherwise.

        In light of the size of our Board and the oversight provided by and involvement of our Independent Trustees and Board committees in the leadership of our Company, our Board considers that our current leadership structure and conduct combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention.

Risk Oversight

        Our Board oversees risk as part of its general oversight of our Company, and oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day to day business of our Company is conducted by RMR, and RMR implements risk management in its activities. In discharging their oversight responsibilities, our Board and Board committees regularly review a wide range of reports provided to them by RMR and other service providers, including reports on market and industry conditions, operating and compliance reports, financial reports, reports on risk management activities, regulatory and legislative updates that may impact us, legal proceedings updates and reports on other business related matters, and discusses such matters among themselves and with representatives of RMR, counsel and our independent accountants. Our Audit Committee, which meets at least quarterly and reports its findings to our Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. Our Board and Audit Committee review periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also annually reviews, approves and oversees an internal audit plan developed by our Director of Internal Audit with the goal of helping our Company systematically evaluate the effectiveness of our risk management, control and governance processes, and periodically meets with our Director of Internal Audit to review the results of our internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Our Compensation Committee also evaluates the performance of our Director of Internal Audit and RMR's performance under our business and property management agreements. Also, our Compensation Committee and our Board consider the fact that we have a share grant program that requires share grants to vest over a period of years, rather than a stock option program such as is employed by many other publicly owned companies. We believe that the use of share grants vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages our management to make longer term, less risk prone decisions.

        While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for our Company to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our Company's ability to manage risk is subject to substantial limitations.

 BOARD COMMITTEES

        We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a written charter. Each of the above committees is currently comprised of Dr. Gans and Messrs. Harrington and Lamkin, who are independent under applicable NYSE listing standards, each committee's respective charter and, in the case of our Audit Committee, the applicable independence requirements of the SEC. Our Audit Committee, Compensation Committee and Nominating and Governance Committee are delegated the powers of our Board necessary to carry out their responsibilities.

        Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary function of our Audit Committee is to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Board has determined that Mr. Harrington is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE. Our Board's determination that Mr. Harrington is our Audit Committee financial expert was based upon his experience as: (i) Executive Director of a large charitable organization; (ii) Chief Executive Officer of a major professional sports business; (iii) a member of our Audit Committee and of the audit committees of other publicly owned companies; (iv) a certified public accountant; (v) a Director of a large national bank; and (vi) a college professor of accounting. Additionally, our Board has determined that Mr. Harrington's simultaneous service on the audit committees of GOV, SNH and RIF will not impair his ability to effectively serve on our Audit Committee. Under its charter, our Audit Committee has the final authority and responsibility to select our independent registered public accounting firm.

        Our Compensation Committee's primary responsibilities include: (1) reviewing the terms of RMR's business management and property management agreements with us, evaluating the performance of RMR under those agreements, approving the fees and certain other costs that we are required to pay under those agreements and making determinations regarding continuance of or changes to those agreements; (2) evaluating the performance of our President and determining and approving any compensation, including any equity compensation, paid directly by us to our President; (3) evaluating the performance of our Director of Internal Audit and determining the compensation payable to him and the costs of our internal audit function generally; (4) evaluating, approving and administering all of our equity compensation plans; (5) evaluating whether our executive compensation programs encourage appropriate levels of risk taking by our executives; and (6) reviewing and considering the incentives and risks associated with our compensation policies and practices.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the nominees for Trustee for each annual meeting of shareholders or when Board vacancies occur; (2) development and recommendation to our Board of governance guidelines; and (3) evaluation of the performance of our Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.hptreit.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge at our website, www.hptreit.com, or by writing to our Secretary at Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

COMMUNICATIONS WITH TRUSTEES

        Any shareholder or other interested person who desires to communicate with our Independent Trustees or any Trustees, individually or as a group, may do so by filling out a report at our website, www.hptreit.com, by calling our toll-free confidential message system at (866) 511-5038 or by writing to the party for whom the communication is intended, c/o Director of Internal Audit, Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS

        Our Board has established Governance Guidelines which, together with our declaration of trust and our bylaws, set forth the qualifications for service on our Board. Our Governance Guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Trustees. Our Board also elects Trustees to fill Board vacancies that may occur from time to time. In both of these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Trustees, our Nominating and Governance Committee seeks individuals who have qualities that the Committee believes will be effective in serving our long term best interests. Among the characteristics that the Committee considers are the following: integrity, experience, achievements, judgment, intelligence, competence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, likelihood that a candidate will be able to serve on our Board for an extended period and other matters that our Nominating and Governance Committee deems appropriate. Consideration is also given to our Board's desire for an overall balance of diversity, including professional background, experience, perspective, gender and ethnicity. When considering candidates, our Nominating and Governance Committee will also assist our Board in determining the desired mix of experience, skills, attributes and other criteria that will strengthen our Board in a way that best serves the long term interests of our Company and complement the experience, skills, attributes and qualifications of existing Trustees. Depending on whether the position to be filled is that of an Independent Trustee or a Managing Trustee, the qualifications of the candidate to meet the criteria for each such category of Trustee is considered. In seeking candidates for Trustee who have not previously served as one of our Trustees, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm. In addition to other criteria, our bylaws require that nominees submit detailed personal and financial information required in connection with our license or regulation by state insurance and gambling authorities.

        In 2012, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2013 annual meeting of shareholders, except the nomination made by our Board and recommendation by our Nominating and Governance Committee, each of which includes Board members who are shareholders of record.

        Shareholder Recommendations for Nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as Trustee who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made by such shareholder's written notice to the Chair of our Nominating and Governance Committee and our Secretary, which notice should contain or be accompanied by the information and documents with respect to the recommended nominee and recommending shareholder that the recommending shareholder believes to be relevant or helpful to our Nominating and Governance Committee's deliberations. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Any recommended nominee will be considered by our Nominating and Governance Committee in its discretion using the same criteria as other candidates considered by it.

        The preceding paragraph applies only to shareholder recommendations for nominees to our Nominating and Governance Committee. A shareholder nomination must be made in accordance with the provisions of our bylaws, including the procedures discussed below, and applicable state and federal laws.

        2014 Annual Meeting Deadlines for Shareholder Proposals Pursuant to Rule 14a-8 under the Exchange Act.    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2014 annual meeting of shareholders must be received at our principal executive offices on or before November 1, 2013, in order to be considered for inclusion in our proxy statement for our 2014 annual meeting of shareholders, provided that if we hold our 2014 annual meeting on a date that is more than 30 days before or after May 15, 2014, shareholders must submit proposals for inclusion in our 2014 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

        2014 Annual Meeting Deadlines for Shareholder Nominations and Shareholder Proposals Not Made Pursuant to Rule 14a-8 under the Exchange Act.    In order for one or more shareholders properly to propose a nominee for election to our Board or propose business outside of Rule 14a-8 under the Exchange Act, the shareholder(s) must comply in all respects with the advance notice and other provisions set forth in our bylaws, which currently include, among other things, requirements as to the shareholder's timely delivery of advance notice, share ownership and submission of specified information. For example, our bylaws provide that to nominate a Trustee for election to our Board at our annual meeting, the shareholder(s) must, among other things: (1) at the date such shareholder gives its advance notice, hold individually or in the aggregate at least 3% of our shares entitled to vote at the meeting on such election, must have held such shares continuously for at least three years and must continuously hold such shares through and including the time of the annual meeting (including any adjournment or postponement thereof); (2) be a shareholder of record at the time of giving notice through and including the time of the annual meeting (including any adjournment or postponement thereof); (3) be entitled to make nominations and to vote at the meeting on such election; (4) hold a certificate or certificates for all shares of beneficial interest of the Company owned by such shareholder during all times described in clause (1); and (5) comply with the advance notice procedures and requirements as to such nomination. The advance notice must set forth detailed specified information about the nominee and the nominee's affiliates and associates, the shareholder making the nomination and affiliates and associates of that shareholder and provide to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the shareholder's nomination.

        As a further example, to propose other business to be considered by the shareholders at our annual meeting (other than the nomination of individuals for election to our Board), our bylaws provide that the shareholder must: (1) have continuously held at least $2,000 in market value, or 1% of our shares entitled to vote at the meeting on the proposal for such business for at least one year from the date the shareholder gives its advance notice and continuously hold such shares through and including the time of the annual meeting (including any adjournment or postponement thereof); (2) be a shareholder of record at the time of giving notice through and including the time of the annual meeting (including any adjournment or postponement thereof); (3) be entitled to propose such business and to vote at the meeting on the proposal for such business; (4) hold a certificate or certificates for all shares of beneficial interest of the Company owned by such shareholder during all times described in clause (1); and (5) comply with the advance notice procedures and requirements as to such business. The advance notice must set forth a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of the shareholder, a description of all agreements, arrangements and understandings involving the shareholder in connection with the proposal of such business and a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

        In addition, at the same time as the submission of a shareholder nomination or proposal for consideration at a meeting of our shareholders that, if elected or approved and implemented by us, would cause us to be in breach of any covenant in or in default under any debt instrument or agreement or other material agreement of ours or any subsidiary of ours, our bylaws provide that the shareholder must submit to our Secretary (i) evidence satisfactory to our Board of the lender's or contracting party's willingness to waive the breach of covenant or default, or (ii) a detailed plan for repayment of the applicable indebtedness or curing the contractual breach or default and satisfying any resulting damage, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to our Board in its discretion, and evidence of the availability to us of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to us, as determined by our Board in its discretion. Additionally, if (i) the submission of a shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if elected or approved, implemented by us without our or any subsidiary of ours, or the proponent shareholder, the nominee, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any governmental or regulatory body, or a governmental action, or (ii) such shareholder's ownership of our shares or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, the nominee or their respective affiliates or associates would require governmental action, then, at the same time as the submission of the shareholder nomination or proposal of other business, our bylaws provide that the proponent shareholder shall submit to our Secretary (x) evidence satisfactory to our Board that any and all governmental action has been given or obtained, including, without limitation, such evidence as our Board may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder's diligent and best efforts, a detailed plan for making or obtaining the governmental action prior to the election of the nominee or the implementation of the proposal for other business, which plan must be satisfactory to our Board in its discretion.

        Our bylaws require that shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act at our 2014 annual meeting of shareholders must be submitted, in accordance with the requirements of our bylaws, not later than 5:00 p.m. Eastern Time on November 1, 2013 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than October 2, 2013; provided, that, if our 2014 annual meeting is called for a date that is more than 30 days earlier or later than May 15, 2014, then a shareholder's notice must be so delivered not later than 5:00 p.m. Eastern Time on the tenth day following the earlier of the day on which (1) notice of the date of our 2014 annual meeting is mailed or otherwise made available or (2) public announcement of the date of our 2014 annual meeting is first made by us.

        The foregoing description of the procedures for a shareholder to propose a nomination for election to our Board or other business for consideration at an annual meeting is only a summary and is not a complete listing of all requirements. Copies of our bylaws, including the provisions that concern shareholder recommendations and the requirements for shareholder nominations and other proposals, may be obtained by writing to our Secretary at Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC's website at www.sec.gov. Any shareholder considering making a nomination or other proposal should carefully review and comply with those provisions. Under our declaration of trust and our bylaws, a shareholder is obligated to indemnify us for costs and expenses we incur arising from the shareholder's breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or our bylaws, including costs and expenses we may incur as a result of the shareholder's failure to comply with the requirements to make nominations and proposals.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

        We do not have any employees. None of our executive officers has an employment agreement with us or any agreement that becomes effective upon his termination or a change in control of us. Our manager, RMR, provides services that otherwise would be provided by employees. RMR conducts our day to day operations on our behalf and compensates our named executive officers, Messrs. Murray, Kleifges and Bornstein, directly and in its sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our share award plan discussed below. Although our Compensation Committee reviews and approves our business management and property management agreements with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as our Director of Internal Audit. Our payments to RMR are described in Related Person Transactions and Company Review of Such Transactions in this proxy statement.

        In September 2012, the Chair of our Compensation Committee met with our Managing Trustees and the chairs of the compensation committees of the other public REITs, RIF and the operating companies for which RMR and its affiliates provide management services. RMR provides management services to: (1) CWH, a publicly traded REIT that primarily owns office buildings; (2) GOV, a publicly traded REIT that primarily invests in properties that are majority leased to government tenants; (3) SIR, a publicly traded REIT that primarily owns single tenant, net leased properties; (4) SNH, a publicly traded REIT that primarily owns senior living properties and medical office buildings; (5) Five Star, a publicly traded real estate based operating company in the healthcare and senior living services business; and (6) TA, a publicly traded real estate based operating company in the travel center business. The purpose of this meeting was, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to consider the compensation payable to our Director of Internal Audit who provides services to us and to other companies managed by RMR and its affiliates, to consider the allocation of internal audit and related services costs among us and other companies to which RMR or its affiliates provide internal audit and related services, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. The share grants made by the companies and other REITs managed by RMR and its affiliates are considered to be appropriately comparable because of the similarities between certain services we require from our share grantees and the services provided to these other companies. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which the Chair provided a report of the information discussed with the Managing Trustees and others, and made recommendations for share grants to our executive officers. Our Compensation Committee then discussed these recommendations and other factors, including the following factors for the 2012 share grants: (1) the value of the proposed share grants; (2) the historical awards previously granted to each executive officer and the corresponding values at the time of the grants; (3) the recommendations by RMR as presented by our Managing Trustees; (4) the value of share grants to executive officers providing comparable services at other REITs and companies managed by RMR; (5) changes, if any, in the responsibilities assigned to, or assumed by, each executive officer during the past year and on a going forward basis; (6) the length of historical services to us by each executive officer; (7) the responsibilities of each executive officer and the Compensation Committee's perception regarding the quality of the services provided by each executive officer in carrying out those responsibilities; and (8) our financial and operating performance in the past year and our perceived future prospects. Our Compensation Committee's starting premise each year is to award our named executive officers the same number of shares as they were awarded in the prior year in an effort to meet recipients' expectations. Our Compensation Committee then considered these multiple factors in determining whether to increase or decrease the amounts of the prior year's grants. There was no formulaic approach to the use of these various factors in determining the number of shares to award to each executive officer. The share amounts were determined on a subjective basis using the various factors at our Compensation Committee's sole discretion. Our executive officers did not participate in these meetings and were not involved in determining or recommending the amount or form of executive compensation they receive from us. Our Compensation Committee did not engage a compensation consultant to participate in the determination or recommendation of the amount or form of executive compensation.

        In evaluating our compensation process for 2012, our Compensation Committee generally considered the results of the advisory vote of our shareholders on the compensation of the executive officers named in our 2012 proxy statement. Our Compensation Committee noted that more than 96% of votes cast approved of the compensation of those executive officers as described in our 2012 proxy statement. Our Compensation Committee considered these voting results as supportive of the Committee's general executive compensation practices.

Analysis of Grants under Our Share Award Plan

        Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted a share award plan to reward our executive officers and other RMR employees who provide services to us and to foster a continuing identity of interest between them and our shareholders. We award shares under our share award plan to recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards.

        Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of our share award plan providing for the grants of our common shares. The Compensation Committee has historically determined to use grants of restricted common shares rather than stock options as equity compensation. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share grant plan may create a better identity of interests between management and other shareholders. Also, because we believe a stock option plan may encourage excessive short term risk taking, we have historically granted restricted shares rather than stock options.

        Our Compensation Committee uses comparative information about other REITs managed by RMR as additional data to help it determine whether it is awarding share amounts that it deems reasonable based on the characteristics of those REITs and their respective officers. The Compensation Committee also considers the size and structure of the other REITs and other RMR managed businesses, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. Our Compensation Committee reviewed the data regarding the other REITs and their officers, together with the other factors discussed above, but our Compensation Committee did not undertake a detailed comparison of the named executive officers across the REITs or other companies managed by RMR or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis. In 2012, the Compensation Committee considered the foregoing factors and decided to award the same number of shares awarded to our named executive officers in 2011 in accordance with the recommendation of our Managing Trustees.

        We determine the fair market value of the shares granted based on the closing price of our common shares on the date of grant. The Compensation Committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by RMR and to continue to provide services to us. The Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, we may cause the forfeiture of, or we may repurchase for nominal consideration, the common shares that have not yet vested. As with other issued common shares, vested and unvested shares awarded under our share award plan are entitled to receive distributions that we make on our common shares.

        Because the schedule for consideration of share awards by our Compensation Committee and our Board is determined on a regular schedule (i.e., in September for our officers and employees of RMR and at the first meeting of our Board after the annual meeting of shareholders for our Trustees), the proximity of any grants to earnings announcements or other market events, if any, is coincidental.

        We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our executive officers with those of our shareholders. We believe that the equity compensation of our executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

COMPENSATION COMMITTEE REPORT

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012.

COMPENSATION COMMITTEE John L. Harrington, Chairman Bruce M. Gans, M.D. William A. Lamkin

 COMPENSATION TABLES

        The following tables provide: (1) summary 2012, 2011 and 2010 compensation information relating to our named executive officers; (2) information with respect to share awards made to, or held by, our named executive officers during the periods or at the dates specified below; and (3) compensation information relating to our Trustees for 2012. Our named executive officers consist of three individuals, our President and Chief Operating Officer, our Treasurer and Chief Financial Officer and our Senior Vice President, the compensation of whom is required to be reported in this proxy statement under the rules of the SEC. None of our named executive officers are employed by us. Our manager, RMR, provides services that otherwise would be provided by employees and compensates our named executive officers directly and in RMR's sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our share award plan.

SUMMARY COMPENSATION TABLE FOR 2012, 2011 AND 2010

Name and Principal Position	Year	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John G. Murray	2012	$175,140	$17,638	$192,778
President, Chief Operating Officer	2011	$169,330	$15,660	$184,990
and Assistant Secretary	2010	$132,060	$13,905	$145,965
Mark L. Kleifges	2012	$175,140	$17,638	$192,778
Treasurer and Chief Financial	2011	$169,330	$15,624	$184,954
Officer	2010	$132,060	$13,779	$145,839
Ethan S. Bornstein	2012	$175,140	$17,638	$192,778
Senior Vice President	2011	$169,330	$15,624	$184,954
	2010	$132,060	$13,779	$145,839

(1)
Represents the grant date fair value of shares granted in 2012, 2011 and 2010, as applicable, compiled in accordance with FASB Accounting Standards Codification Topic 718, "Compensation—Stock Compensation," or ASC 718. No assumptions are used in this calculation.

(2)
Consists of distributions in each year on unvested shares.

GRANTS OF PLAN BASED AWARDS FOR 2012
(Shares granted in 2012, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
John G. Murray	9/14/2012	7,000	$175,140
Mark L. Kleifges	9/14/2012	7,000	$175,140
Ethan S. Bornstein	9/14/2012	7,000	$175,140

(1)
Equals the number of shares multiplied by the closing price on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

        Share awards granted by us to our executive officers in 2012 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, at our option, the recipient shall forfeit or we may repurchase the common shares that have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our share award plan are eligible to receive distributions that we make on our shares on the same terms as other holders of our common shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2012
(Shares granted in 2012 and prior years that have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John G. Murray	2012	5,600	$131,152
	2011	4,200	$98,364
	2010	2,400	$56,208
	2009	1,200	$28,104
Mark L. Kleifges	2012	5,600	$131,152
	2011	4,200	$98,364
	2010	2,400	$56,208
	2009	1,200	$28,104
Ethan S. Bornstein	2012	5,600	$131,152
	2011	4,200	$98,364
	2010	2,400	$56,208
	2009	1,200	$28,104

(1)
Share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. The shares granted in 2012 were granted on September 14, 2012; the shares granted in 2011 were granted on September 16, 2011; the shares granted in 2010 were granted on September 17, 2010; and the shares granted in 2009 were granted on September 16, 2009. At our option, in the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares that have not yet vested.

(2)
Equals the number of shares multiplied by the closing price of our shares on December 31, 2012.

 STOCK VESTED FOR 2012
(Share grants that vested in 2012, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John G. Murray	6,200	$153,504
Mark L. Kleifges	6,200	$153,504
Ethan S. Bornstein	6,200	$153,504

(1)
Equals the number of shares multiplied by the closing price of our shares on the 2012 dates of vesting of grants made in 2012 and prior years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        From time to time, we have entered into arrangements with former employees of RMR in connection with the termination of their employment with RMR, providing for the acceleration of vesting of restricted shares previously granted to them under our share award plan. Although we have no formal policy, plan or arrangement for payments to employees of RMR in connection with their termination of employment with RMR, we may in the future provide on a discretionary basis for similar payments depending on various factors we then consider relevant and if we believe it is in the Company's best interests to do so.

TRUSTEE COMPENSATION FOR 2012
(2012 compensation; all share grants to Trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Bruce M. Gans, M.D.	$53,500	$51,160	—	$104,660
John L. Harrington	$55,000	$51,160	—	$106,160
William A. Lamkin	$59,250	$51,160	—	$110,410
Adam D. Portnoy(2)	$—	$51,160	—	$51,160
Barry M. Portnoy(2)	$—	$51,160	—	$51,160

(1)
Equals the number of shares multiplied by the closing price of our shares on the grant date. This is also the compensation cost recognized by us for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation.

(2)
Our Managing Trustees do not receive cash compensation for their services as Trustees.

        Each Independent Trustee receives an annual fee of $35,000 for services as a Trustee, plus a fee of $750 for each meeting attended. Up to two $750 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $10,000, $5,000 and $5,000, respectively, each year. Under our Governance Guidelines, each Trustee is required to maintain the necessary level of expertise to perform his responsibilities as Trustee and we reimburse each Trustee for the out of pocket costs he incurs from attending continuing education programs. In addition, each Trustee received a grant of 2,000 of our common shares in 2012. We generally reimburse all our Trustees for travel expenses incurred in connection with their duties as Trustees.

        Our Board believes it is important to align the interests of Trustees with those of our shareholders and for Trustees to hold equity ownership positions in our Company. Accordingly, our Board believes that a portion of each Trustee's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry, including the compensation of trustees and directors of other companies managed by RMR.

        In 2012 our Board reviewed the compensation paid to our Trustees and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. Our Managing Trustees do not receive any cash compensation for their services as Trustees, but they do receive common share grants equal to the share grants awarded to our Independent Trustees.

AUDIT COMMITTEE REPORT

        In the course of our oversight of the Company's financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2012; (2) discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

                              AUDIT COMMITTEE
                              William A. Lamkin, Chairman
                              Bruce M. Gans, M.D.
                              John L. Harrington

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of February 19, 2013. The following table sets forth information regarding the beneficial ownership of our common shares (excluding any fractional shares that may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Trustees, nominees and the persons listed in the Compensation Tables in this proxy statement; and (3) our Trustees and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity. As of the date first set forth in this paragraph, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class(2)
Beneficial Owners of More Than 5% of Our Common Shares
The Vanguard Group, Inc.(3)	11,717,657	9.48%
BlackRock, Inc.(4)	10,727,049	8.68%
Capital World Investors(5)	9,909,018	8.01%
Trustees, Nominees and Executive Officers
Barry M. Portnoy	346,273	*
Adam D. Portnoy	84,858	*
John G. Murray	59,400	*
Ethan S. Bornstein	44,150	*
Mark L. Kleifges	43,500	*
John L. Harrington	19,260	*
William A. Lamkin	10,500	*
Bruce M. Gans, M.D.(6)	9,560	*
All Trustees and executive officers as a group (eight persons)(6)	617,501	*

*
Less than 1% of our common shares.

(1)
Unless otherwise indicated, the address of each identified person or entity is: c/o Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

(2)
Our declaration of trust and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. The percentages indicated are based upon the number of shares shown divided by the 123,637,424 of our common shares outstanding as of February 19, 2013.

(3)
The information is as of December 31, 2012, and is based on a Schedule 13G/A filed with the SEC on February 13, 2012, by The Vanguard Group, Inc., or Vanguard. According to the Schedule 13G/A filed by Vanguard, the address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. In the Schedule 13G/A filed by Vanguard, Vanguard reports beneficial ownership of 11,717,657 shares and reports having sole voting power over 273,292 shares, shared voting power over 95,250 shares, sole dispositive power over 11,514,426 shares and shared dispositive power over 203,231 shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 82,171 shares as a result of its serving as investment manager of collective trust accounts. In addition, Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 312,181 shares as a result of its serving as investment manager of Australian investment offerings.

(4)
This information is as of December 31, 2012, and is based solely on a Schedule 13G/A filed with the SEC on February 1, 2013, by BlackRock, Inc., or BlackRock. Based on the information provided in that Schedule 13G/A, the address of BlackRock is 40 East 52nd Street, New York, New York 10022, and BlackRock, which reports beneficial ownership of and sole power to vote and dispose of 10,727,049 shares, is the parent holding company for certain subsidiaries that have acquired our shares and that are listed in that Schedule 13G/A.

(5)
This information is as of December 31, 2012, and is based solely on a Schedule 13G/A filed with the SEC on February 13, 2012, by Capital World Investors. According to that Schedule 13G/A, the address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071. According to that Schedule 13G/A, Capital World Investors, which is a division of Capital Research and Management Company, has sole voting and dispositive power over 9,909,018 shares and is deemed to be the beneficial owner of such shares as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. According to that same Schedule 13G/A, one or more clients of Capital World Investors have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and Capital World Investors holds more than 5% of the outstanding shares on behalf of The Income Fund of America.

(6)
Includes 139 shares purchased by an investment adviser and held in trust.

RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We have adopted written Governance Guidelines that address the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction must be reviewed and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of our Independent Trustees. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board, or disinterested Trustees or Independent Trustees, as the case may be, shall act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies described above. In the case of transactions with us by RMR employees (other than our Trustees and executive officers) subject to our

Code of Business Conduct and Ethics, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

        We have no employees. Personnel and various services we require to operate our business are provided to us by RMR. We have two agreements with RMR to provide management and administrative services to us: (1) a business management agreement, which relates to our business generally, and (2) a property management agreement, which relates to the property level operations of the office building component of only one property in Baltimore, MD, which also includes a Royal Sonesta hotel.

        RMR has approximately 820 employees. One of our Managing Trustees, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. Our other Managing Trustee, Mr. Adam Portnoy, is the son of Mr. Barry Portnoy, and an owner, President, Chief Executive Officer and a director of RMR. Each of our executive officers is also an officer of RMR, including Mr. Ethan Bornstein, who is the son-in-law of Mr. Barry Portnoy and the brother-in-law of Mr. Adam Portnoy. Certain executive officers of TA and Sonesta International Hotels Corporation, or Sonesta, are officers of RMR. Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including TA, and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies, but not TA. In addition, officers of RMR serve as officers of those companies. We understand that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the SEC.

        Our Board has given our Compensation Committee, which is comprised exclusively of our Independent Trustees, authority to act on our behalf with respect to our management agreements with RMR. The charter of our Compensation Committee requires the Committee annually to review the terms of these agreements, evaluate RMR's performance under the agreements and renew, amend, terminate or allow to expire the management agreements.

        Our business management agreement with RMR provides for payment to RMR of a business management fee at an annual rate equal to 0.7% of the historical cost of our real estate investments, as described in the business management agreement, up to the first $250.0 million of such investments, and 0.5% thereafter. In addition, RMR receives an incentive fee equal to 15% of the amount, if any, by which our Cash Available for Distribution, as defined in the business management agreement, for a particular fiscal year exceeds Cash Available for Distribution for the immediately preceding fiscal year. The incentive fee is paid in our common shares and in any year shall not exceed $0.02 multiplied by the weighted average number of our common shares outstanding during such fiscal year. Our common shares for these purposes are valued at the average closing prices of our common shares as reported on the NYSE during the month of December of the fiscal year to which the incentive fee pertains.

        At present, our property management agreement with RMR provides for management fees equal to 3.0% of gross collected rents and construction supervision fees equal to 5.0% of construction costs with respect to the one office property that is subject to that agreement.

        The aggregate business management and property management fees we paid to RMR for 2012 were $35.7 million. In March 2012, we issued 33,132 of our common shares to RMR for the incentive fee for 2011. No incentive fee was payable to RMR for 2012.

        RMR also provides internal audit services to us in return for our share of the total internal audit costs incurred by RMR for us and other publicly owned companies managed by RMR and its affiliates, which amounts are subject to approval by our Compensation Committee. Our Audit Committee appoints our Director of Internal Audit. Our share of RMR's costs of providing this internal audit function was approximately $0.2 million for 2012. These allocated costs are in addition to the business and property management fees we paid to RMR.

        We are generally responsible for all of our operating expenses, including certain expenses incurred by RMR on our behalf. We are not responsible for payment of RMR's employment, office or administration expenses incurred to provide management services to us, except for the employment and related expenses of RMR employees who provide on-site property management services and our pro rata share of the staff employed by RMR who perform our internal audit function. Pursuant to our business management agreement, RMR may from time to time negotiate on our behalf with certain third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms from such vendors and suppliers.

        Both our business management agreement with RMR and our property management agreement with RMR automatically renew for successive one year terms unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate either agreement upon 60 days' prior written notice, and RMR may also terminate the property management agreement upon five business days' notice if we undergo a change of control, as defined in the property management agreement. On December 10, 2012, we entered amendments to these agreements, which extended the term of the business management agreement until December 31, 2013, clarified certain currently existing policies in the business management agreement, including providing that investments made by us from furniture, fixtures and equipment escrows or reserves (or implied reserves) that do not result in increases in the minimum returns or minimum rents for us would not be included in the determination of fees payable by us to RMR under the business management agreement, and changed certain procedures for the arbitration of disputes pursuant to these agreements.

        Under our business management agreement with RMR, we acknowledge that RMR also provides services to other companies, including TA and Sonesta, and will not be required to present us with opportunities to invest in properties that are primarily of a type that are within the investment focus of another business now or in the future managed by RMR and that, in the event of conflict between us and any such other company, RMR shall in its discretion determine on which party's behalf it shall act.

        Under our share award plan, we typically grant restricted shares to certain employees of RMR, some of whom are our executive officers. In 2012, we granted a total of 74,017 restricted shares with an aggregate value of $1.9 million to such persons, based upon the closing price of our common shares on the NYSE on the dates of grants. One fifth of those restricted shares vested on the grant dates and one fifth vests on each of the next four anniversaries of the grant dates. These share grants to RMR employees are in addition to the fees we pay to RMR. On occasion, we have entered into arrangements with former employees of RMR in connection with the termination of their employment with RMR, providing for the acceleration of vesting of restricted shares previously granted to them under our share award plan.

        TA is our former 100% owned subsidiary and our largest tenant, and we are TA's largest shareholder. TA was created as a separate public company in 2007 as a result of its spin off from us.

As of December 31, 2012, we owned 2,540,000 common shares, representing approximately 8.6% of TA's outstanding common shares. Mr. Barry Portnoy, one of our Managing Trustees, is a managing director of TA. Mr. Thomas O'Brien, an officer of RMR and a former officer of us prior to the TA spin off, is President and Chief Executive Officer and the other managing director of TA. Mr. Arthur Koumantzelis, who was one of our Independent Trustees prior to the TA spin off, serves as an independent director of TA.

        TA has two leases with us, the TA No. 1 lease and the TA No. 2 lease, pursuant to which TA leases 185 travel centers from us. The TA No. 1 lease is for 145 travel centers that TA operates under the "TravelCenters of America" or "TA" brand names. The TA No. 1 lease became effective on January 31, 2007. The TA No. 2 lease is for 40 travel centers that TA operates under the "Petro" brand name. The TA No. 2 lease became effective on May 30, 2007. The TA No. 1 lease expires on December 31, 2022. The TA No. 2 lease expires on June 30, 2024, and may be extended by TA for up to two additional periods of 15 years each.

        Both the TA No. 1 and TA No. 2 leases are "triple net" leases that require TA to pay all costs incurred in the operation of the leased travel centers, including personnel, utility, inventory, customer service and insurance expenses, real estate and personal property taxes, environmental related expenses, underground storage tank removal costs and ground lease payments at those travel centers at which we lease the property and sublease it to TA. TA also is required to generally indemnify us for certain environmental matters and for liabilities which arise during the terms of the leases from ownership or operation of the leased travel centers. The TA No. 1 lease and the TA No. 2 lease also include arbitration provisions for the resolution of disputes.

        The TA No. 1 lease requires TA to pay minimum rent to us in an amount of $135.1 million per year for the period from January 1, 2011 through January 31, 2012, and $140.1 million per year for the period from February 1, 2012 through December 31, 2022. The minimum rent payable by TA to us under the TA No. 1 lease also increases as we fund or reimburse the cost for certain improvements to the leased TA travel centers. The TA No. 2 lease requires TA to pay minimum rent to us in an amount of $54.2 million per year through June 30, 2024, and increases if we fund or reimburse the cost for certain improvements to the leased Petro travel centers. Effective January 2012, TA began to incur percentage rent payable to us under the TA No. 1 lease. The TA No. 2 lease requires TA to incur percentage rent payable to us effective January 1, 2013. In each case, the percentage rent equals additional rent equal to 3% of increases in nonfuel gross revenues plus 0.3% of increases in gross fuel revenues at the leased travel centers over base amounts. The increases in percentage rents attributable to fuel revenues are subject to a maximum each year calculated by reference to changes in the consumer price index. We previously agreed to waive payment of the first $2.5 million of percentage rent that may become due under the TA No. 2 lease. The total amount of this percentage rent from TA that we recognized during the year ended December 31, 2012 was $1.5 million. Under the TA No. 1 and No. 2 leases, TA is obligated to pay to us at lease expiration an amount equal to an estimate of the cost of removing underground storage tanks on the leased sites.

        Under the TA No. 1 and No. 2 leases, TA may request that we fund approved amounts for renovations, improvements and equipment at the leased travel centers in return for increases in TA's annual rent according to the following formula: the minimum rent per year will be increased by an amount equal to the amount funded by us multiplied by the greater of (i) 8.5% or (ii) a benchmark U.S. Treasury interest rate plus 3.5%. We are not required to fund these improvements and TA is not required to sell them to us. In 2012, we funded $76.8 million for capital improvements to TA; and, as a result, TA's minimum annual rent payable to us increased by approximately $6.5 million ($4.6 million for the TA No. 1 lease and $1.9 million for the TA No. 2 lease).

        Pursuant to a rent deferral agreement that we previously entered into with TA, TA had, as of December 31, 2010, accrued an aggregate of $150.0 million of deferred rent payable to us. Pursuant to the Amendment Agreement that we entered into with TA on January 31, 2011, or the Amendment Agreement, $107.1 million of that accrued rent will be due and payable on December 31, 2022, and the remaining $42.9 million will be due and payable on June 30, 2024, and interest does not accrue on those deferred rent amounts; provided, however, that the deferred rent shall be accelerated and interest shall begin to accrue thereon if certain events provided in the Amendment Agreement occur, including a change of control of TA.

        During 2012, TA paid us cash rent of $205.6 million, and we recognized rental income of $208.6 million under our lease agreements with TA.

        At the time TA became a separate publicly owned company as a result of the distribution of its shares to our shareholders, TA entered a management and shared services agreement with RMR. In addition, in connection with TA's spin off, TA entered a transaction agreement with us and RMR, pursuant to which TA granted us a right of first refusal to purchase, lease, mortgage or otherwise finance any interest TA owns in a travel center before it sells, leases, mortgages or otherwise finances that travel center to or with another party, and TA also granted us and any other company managed by RMR a right of first refusal to acquire or finance any real estate of the types in which we or they invest before TA does. TA also agreed under this agreement that for so long as TA is a tenant of ours it will not permit: the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of TA or any of its subsidiary tenants or guarantors under its leases with us; the sale of a material part of the assets of TA or any such tenant or guarantor; or the cessation of certain continuing directors constituting a majority of the board of directors of TA or any such tenant or guarantor. Also, under this agreement TA agreed not to take any action that might reasonably be expected to have a material adverse impact on our ability to qualify as a REIT and to indemnify us for any liabilities we may incur relating to TA's assets and business. The transaction agreement includes arbitration provisions for the resolution of disputes.

        On November 2, 2011, we entered into a purchase agreement, or the Purchase Agreement, with Sonesta and its wholly owned subsidiary, PAC Merger Corp., or Merger Sub, and together with Sonesta, the Sellers, to purchase from Sonesta the entities, or the Hotel Entities, that own the Royal Sonesta Hotel Boston, in Cambridge, Massachusetts, or the Cambridge Hotel, and lease the Royal Sonesta Hotel New Orleans, in New Orleans, Louisiana, or the New Orleans Hotel. At that time, the Cambridge Hotel and the New Orleans Hotel were owned or leased and operated by subsidiaries of what was then known as Sonesta International Hotels Corporation, or SNSTA. The Purchase Agreement was a component part of a transaction that involved the acquisition by merger, or the Merger, of all of SNSTA's shares by Sonesta pursuant to an agreement and plan of merger, or the Merger Agreement, which was entered into between Sonesta, Merger Sub and SNSTA on November 2, 2011.

        Pursuant to the Merger Agreement, on January 31, 2012, Merger Sub merged with and into SNSTA. Pursuant to the Purchase Agreement, we advanced the approximately $150.5 million aggregate purchase price for the Hotel Entities to the Sellers for the purpose of the Sellers consummating the Merger under the Merger Agreement. The purchase price was reduced by the outstanding principal and accrued interest owed under a variable rate mortgage loan due in 2015 secured by the Cambridge Hotel, or the Cambridge Loan. We prepaid the Cambridge Loan, which had an outstanding principal balance of approximately $31.0 million and unwound a related interest rate hedge agreement for $2.5 million on January 31, 2012. The terms of the Purchase Agreement required that, at the effective time of the Merger, Sonesta was capitalized with $25.0 million, at least half of which was represented by cash consideration for shares of Sonesta common stock; and Sonesta's stockholders provided this $25.0 million capitalization, including equity funding of $12.5 million to facilitate the Merger.

        Pursuant to the Purchase Agreement, following the consummation of the Merger, Sonesta initiated a restructuring of SNSTA, which resulted in SNSTA owning equity interests of the Hotel Entities and certain related assets and the Hotel Entities owning only the real estate comprising the Cambridge Hotel and the leasehold for the New Orleans Hotel and related furniture, fixtures and equipment and certain other assets and in Sonesta or its subsidiaries (other than SNSTA and its subsidiary Hotel Entities) owning the other assets of SNSTA, including its management businesses and brands and assuming all liabilities of SNSTA, other than the liabilities associated with the Cambridge Loan, income taxes, taxes related to retained assets and certain payables and other liabilities. Pursuant to the Purchase Agreement, after giving effect to that restructuring, Sonesta then transferred to us all of the then issued and outstanding capital stock of SNSTA (which then owned the Hotel Entities, which in turn own or lease the Cambridge Hotel and the New Orleans Hotel), free and clear of any liens, encumbrances or other restrictions (other than the Cambridge Loan and certain other matters).

        Simultaneously with the consummation of the Purchase Agreement on January 31, 2012, we entered hotel management agreements with Sonesta that provide for Sonesta to manage for us each of the Cambridge Hotel and the New Orleans Hotel. The management agreement for the Cambridge Hotel provides that we are paid a fixed minimum return equal to 8% of our invested capital, as defined in the management agreement for the Cambidge Hotel, if gross revenues of the hotel, after payment of hotel operating expenses and management and related fees to Sonesta (other than the incentive fee described below, if applicable), are sufficient to do so. We are to be paid an additional amount based upon the hotel's operating profit, as defined in the management agreement for the Cambridge Hotel, after payment of Sonesta's incentive fee, if applicable. After payment of specified hotel operating expenses from the hotel's gross revenues, Sonesta is entitled to receive a base management fee equal to 3% of gross revenues. Additionally, under the management agreement for the Cambridge Hotel, Sonesta is entitled to a reservation fee, as defined in the management agreement for the Cambridge Hotel, a system fee for centralized services, a procurement and construction supervision fee in connection with renovations and an incentive fee equal to 20% of the hotel's operating profit after reimbursement to us and to Sonesta of certain advances, and payment to us of our minimum returns. The annual rent payable by us under the lease for the New Orleans Hotel is calculated as 75% of the sum of the net profit of the hotel (hotel operating revenues less hotel operating expenses, including a 3% management fee to Sonesta), less capital expenditures made during the lease year. The management agreement for the New Orleans Hotel, which we refer to as our Sonesta No. 2 agreement, provides that we are paid all cash flow of the hotel after the payment of operating expenses, including a management fee to Sonesta and rent expense.

        The management agreement for the Cambridge Hotel has an initial term of 25 years, and will be extended automatically for up to two successive 15 year renewal terms unless Sonesta elects not to renew the management agreement. The management agreement for the New Orleans Hotel will expire on January 31, 2024. We have the right to terminate the management agreements after three years without cause upon payment of a termination fee. We also have the right to terminate the management agreements without a termination fee if our minimum return is less than 6% of our invested capital during any three of four consecutive years. Both we and Sonesta have the right to terminate the management agreements upon a change of control, as defined in the management agreements, of the other party, and under certain other circumstances which, in the case of termination by Sonesta, may require our payment of a termination fee. Under each management agreement, the termination fee is an amount equal to the present value of the payments that would have been made to Sonesta between the date of termination and the scheduled expiration date of the agreement's current term as a base fee, (and for the Cambridge Hotel management agreement, a reservation fee, a system fee and an incentive fee), each as defined in the management agreement, if the agreement had not been terminated, calculated based upon the average of each of such fees earned in each of the three years ended prior to the date of termination and discounted at an annual rate equal to 8%.

        In April 2012, we entered into a pooling agreement with Sonesta that combines our management agreements with Sonesta for hotels that we own for purposes of calculating gross revenues, payment of hotel operating expenses, payment of fees and distributions and the calculation of minimum returns due to us. We refer to this agreement and combination of hotels and management agreements as our Sonesta No. 1 agreement. The management agreement for the Cambridge Hotel is included in the Sonesta No. 1 agreement but the management agreement for the New Orleans Hotel is not included in the Sonesta No. 1 Agreement.

        During the period April 2012 through August 2012, we entered into 17 hotel management agreements with Sonesta for 17 hotels historically owned by us and managed by InterContinental Hotels Group, plc, or InterContinental, which hotels have been rebranded with Sonesta brands. Thirteen of these agreements relate to the former Staybridge Suites branded, limited service hotels located in Burlington, MA, Orlando, FL, Andover, MA, Parsippany, NJ, Malvern, PA, Somerset, NJ, Princeton, NJ, Houston, TX, Columbia, MD, Charlotte, NC, Atlanta, GA, St. Louis, MO, and Myrtle Beach, SC, two agreements relate to the former InterContinental branded, full service hotels located in Baltimore, MD and Houston, TX and two agreements relate to the former Crowne Plaza branded, full service hotels located in Hilton Head, SC and Philadelphia, PA. The thirteen former Staybridge Suites hotels have been rebranded as Sonesta ES Suites hotels, the former InterContinental hotels have been rebranded as Royal Sonesta hotels and the former Crowne Plaza hotels have been rebranded as Sonesta hotels. In August 2012, we entered into hotel management agreements with Sonesta for two additional hotels historically owned by us and managed by Marriott. These two agreements relate to the former Residence Inn branded, limited service hotels located in Flagstaff, AZ and Dublin, OH. Both of those hotels have been rebranded as Sonesta ES Suites hotels. All of the management agreements for these hotels were added to the Sonesta No. 1 agreement. The terms of these management agreements are substantially the same as the management agreement for the Cambridge Hotel, except that in the case of limited service hotels the base management fee payable to Sonesta is 5% of gross revenues and our working capital required advance per room is less.

        Pursuant to our management agreements with Sonesta, we incurred management, system and reservation fees payable to Sonesta of $5.7 million for 2012. In addition, we also incurred procurement and construction supervision fees payable to Sonesta in connection with capital expenditures at our hotels managed by Sonesta of $0.5 million for 2012. Under our hotel management agreements with Sonesta, routine property maintenance, which is expensed, is an operating expense of the hotels and repairs and periodic renovations, which are capitalized, are funded by us, except in the case of the New Orleans Hotel where capital expenditures are borne in large part by the lessor.

        On February 27, 2013, we announced that we had entered a letter of intent with NH Hoteles, SA, or NH Hoteles, under which we would loan NH Hoteles €170.0 million secured by four hotels and acquire five hotels and form a joint venture with NH Hoteles to acquire a hotel in New York City with an aggregate investment for the acquisitions and joint venture interest of approximately $150.0 million. The letter of intent provides for an exclusive negotiating period. For the joint venture interest, we would fund $80.0 million to retire the ownership of NH Hoteles's current partner and fund a major renovation of the hotel that would be owned by the joint venture and the hotel would be branded jointly by NH Hoteles and Sonesta. If this transaction occurs, we expect that our approval of any branding and management agreement with Sonesta which affects this hotel will be subject to the approval of our Independent Trustees. The consummation of this transaction is subject to numerous conditions and contingencies which may not be satisfied and, as a result of these conditions or contingencies, this transaction may be changed, the amount of our investment may change or this transaction may not occur.

        The stockholders of Sonesta are Mr. Barry Portnoy and Mr. Adam Portnoy, who are our Managing Trustees, and they also serve as directors of Sonesta. Our agreements with Sonesta include arbitration provisions for the resolution of disputes. In addition, RMR also provides certain services to Sonesta.

        In August 2012, we sold two hotels that were managed by InterContinental that we previously had agreed with InterContinental to sell. One of those hotels was the Staybridge Suites branded, limited service hotel located in Schaumburg, IL, and the other hotel was the Staybridge Suites branded, limited service hotel located in Auburn Hills, MI. We sold these hotels for a combined cash purchase price of $5.6 million and we recognized a gain on these sales totaling $0.4 million. The purchaser was an entity owned by Mr. Barry Portnoy, one of our Managing Trustees. Our InterContinental management agreements for these two hotels were terminated, these hotels were rebranded as Sonesta ES Suites hotels and they are now managed by Sonesta. The purchase price paid for these two hotels was equal to prices agreed between us and InterContinental and the sale was approved by our Independent Trustees after their consideration of appraisal reports.

        We, RMR, TA and five other companies to which RMR provides management services each currently own 12.5% of Affiliates Insurance Company, or AIC, an Indiana insurance company. All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Our Governance Guidelines provide that any material transaction between us and AIC shall be reviewed, authorized and approved or ratified by the affirmative votes of both a majority of our entire Board and a majority of our Independent Trustees. The shareholders agreement among us, the other shareholders of AIC and AIC includes arbitration provisions for the resolution of disputes.

        As of the date of this proxy statement, we have invested $5.2 million in AIC since its formation in November 2008. For 2012, we recognized income of $0.3 million related to our investment in AIC. We and the other shareholders of AIC have purchased property insurance providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts. This program was modified and extended in June 2012 for a one year term, and we paid a premium, including taxes and fees, of approximately $5.2 million in connection with that renewal, which amount may be adjusted from time to time as we acquire or dispose of properties that are included in this program. We are also currently investigating the possibilities to expand our insurance relationships with AIC to include other types of insurance. We may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro rata share of any profits of this insurance business.

        The foregoing descriptions of our agreements with RMR, TA, Sonesta, the entity that acquired from us the hotels in Schaumburg, IL and Auburn Hills, MI and AIC are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2012. In addition, copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC's website at www.sec.gov.

        We believe that our agreements with RMR, TA, Sonesta, the entity that acquired from us the hotels in Schaumburg, IL and Auburn Hills, MI and AIC are on commercially reasonable terms. We also believe that our relationships with RMR, TA, Sonesta and AIC and their affiliated and related persons and entities benefit us and, in fact, provide us with competitive advantages in operating and growing our business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Dr. Gans and Messrs. Harrington and Lamkin. None of the members of our Compensation Committee is, or has been, an officer or employee of our Company. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity that has an executive officer who serves on our Board or Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our executive officers, Trustees and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of these reports furnished to us or written representations made to us that no such reports were required, we believe that, during 2012, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, Trustees and persons who own more than 10% of a registered class of our equity securities were timely met, except Dr. Gans filed a late Form 4. In his Form 4 filing, Dr. Gans reported that the reported trades had been made in an investment account at the discretion and control of his investment adviser. Dr. Gans has disgorged profits he realized from these trades ($281.83) in accordance with Section 16(b) of the Exchange Act.

 HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and Notices of Internet Availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or Notice of Internet Availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you write to us at Investor Relations, Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call us at (617) 796-8232. If you want to receive separate copies of our proxy statement, annual report or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS TO BE VOTED UPON

PROPOSAL 4
SHAREHOLDER PROPOSAL

        The following proposal was submitted by UNITE HERE. UNITE HERE has advised the Company that it is a labor union representing hospitality workers based in New York, NY, its address is 1775 K Street NW, Suite 620, Washington, DC 20006 and it owns 190 common shares of the Company. Any reference to "we" or "our" in the following proposal generally refers to UNITE HERE and not the Company.

        RESOLVED, that the shareowners of Hospitality Properties Trust ("Company") urge the Company to take all steps necessary, in compliance with applicable law, to remove the supermajority vote requirements in its declaration of trust and by-laws, including but not limited to the 75% supermajority vote requirements necessary to amend specific sections within the Company's declaration of trust and by-laws and the two-thirds vote requirements to remove certain directors/trustees.

  Supporting Statement of UNITE HERE:

        This proposal, if passed and implemented, would make the Company more accountable to shareowners by removing supermajority voting requirements. HPT currently requires the affirmative vote of 75% of outstanding shares to amend certain sections of the Company's declaration of trust and by-laws, and of two-thirds to remove certain trustees. Taking into account broker non-votes, such a supermajority vote can be almost impossible to obtain.

        In several recent cases, the company's supermajority voting requirements have served to insulate management from initiatives that have gained wide support:

  •
  In 2010, a similar proposal by the Florida Board of Administration to remove certain of HPT's supermajority voting requirements was supported by 88.4% of votes cast and 70.1% of outstanding shares. The proposal was not implemented.

  •
  For the past three years, HPT shareholders have also demonstrated broad support for a proposal to declassify the company's board, achieving the following affirmative votes: in 2010, 91.1% of votes cast and 72.28% of shares outstanding; in 2011, 88.7% of votes cast and 68.6% of shares outstanding; and in 2012, 89.7% of votes cast and 67.6% of shares outstanding. The proposal was not implemented.

  •
  In May 2012, the company reappointed a Board member who resigned after he failed to obtain the majority vote standard required by our By-Laws.

        Supermajority voting requirements have been found to be one of six entrenching mechanisms that negatively correlate with company performance (Bebchuk, Lucian A., Cohen, Alma and Ferrell, Allen, "What Matters in Corporate Governance?" The Review of Financial Studies, Vol. 22, Issue 2, pp. 805-806, 823, 2009).

        In our view, the ability of shareholders to hold management accountable is particularly important where companies engage in significant related party transactions. HPT is one such company. HPT relies on a company called RMR, owned by HPT Trustees Barry and Adam Portnoy, to conduct the Trust's day to day operations. HPT and RMR share managing trustees and officers; RMR also provides services to other public companies connected to HPT's Independent Trustees.

        HPT has several anti-takeover protections, including a classified board and poison pill. In UNITE HERE's view, removing its supermajority voting requirements would indicate HPT is taking steps to improve its corporate governance, which we believe is correlated to long-term stock performance. We urge shareholders to vote YES.

  Our Statement in Opposition to Proposal 4:

UNITE HERE's History of Labor Union Tactics
Raises Questions About the Motivation for Its Proposal

        UNITE HERE is a labor union representing hospitality workers that has a record of recent questionable tactics. For example, in July 2012, UNITE HERE entered into a settlement agreement in which it pledged to bargain in good faith in connection with a longstanding labor dispute with Hyatt Hotels Corp.(2) This settlement reportedly was prompted following a regional director of the National Labor Relations Board finding "merit in unfair labor practice charges brought by Hyatt" against UNITE HERE.(3) Additionally, UNITE HERE paid a substantial award as compensation for a smear campaign some of its members had waged against a customer of a company whose employees UNITE HERE sought to organize.(4) We believe that this history of UNITE HERE's activities, when combined with its relatively small ownership of 190 shares of the Company, raises serious questions as to whether the proposal by UNITE HERE is actually about our governance and business performance, or rather is an attempt to further a labor union agenda of a union representing hospitality workers, whose interests may be markedly different from those of our other shareholders.

(2)
See, e.g., Kathy Bergen, Hyatt Scores in Union Dispute, but Battle Heats Up, Chi. Tribune, Jul. 21, 2012; Francine Knowles, Union Urges Global Boycott of Hyatt, Chi. Sun-Times, Jul. 24, 2012.

(3)
See Bergen, Hyatt Scores in Union Dispute.

(4)
See Kathy Robertson, Labor Union to Pay Sutter $6M in Defamation Settlement, Sacramento Bus. J., Jul. 5, 2011. According to a letter from a UNITE HERE representative received by HPT, this case may have been subsequently settled for a lesser amount.

Our Current Voting Requirements Promote
Stable Long Term Governance

        If the changes requested by UNITE HERE were implemented, a proposal for a significant change to the Company might be enacted with the support of a relatively small portion of our shareholders. For example, were a proposal for a significant change to be presented by a shareholder at a meeting at which only 60% of our shareholders attend in person or by proxy, and 60% of the shareholders present vote for the proposal, the matter would be enacted with the support of only 36% of all of our shareholders. Our Board does not believe that significant change to our Company should be forced by a minority of our shareholders.

        We have and continue to examine our shareholder voting requirements and have previously made changes to lower such requirements. For example, our Board previously put forth a proposal to amend our declaration of trust to lower the vote required to elect Trustees in uncontested elections from a majority of shares outstanding to a majority of votes cast. This proposal, which was approved by our shareholders, helped reduce the expenses of shareholder solicitations. However, our Board does not believe that UNITE HERE's blanket proposal that all issues presented to shareholders be decided by simple majorities makes good business sense.

UNITE HERE's Proposal Misstates the Voting
Requirements in HPT's Declaration of Trust

        UNITE HERE's proposal misstates the Company's voting requirements which it seeks to change. For example, in its proposal UNITE HERE specifically proposes to "remove the supermajority vote requirements in [HPT's] declaration of trust . . . including but not limited to the 75% supermajority vote requirements necessary to amend specific sections within the Company's declaration of trust . . . ." However, no such specified "75% supermajority vote requirement" exists. Consistent with Maryland REIT law, our declaration of trust provides that an amendment to our declaration of trust must be separately approved first by at least two-thirds (2/3) of our Trustees and then, depending upon the particular amendment, by the affirmative vote of the holders of either at least two-thirds (2/3) or a majority of the total number of our outstanding common shares at a subsequent shareholders meeting.

        The fact that UNITE HERE does not understand our governance structure or Maryland REIT law governing our Company calls into question UNITE HERE's credibility to make this proposal and the wisdom of enacting this proposal.

  Our Board recommends you vote "AGAINST" proposal 4.

PROPOSAL 5
SHAREHOLDER PROPOSAL

        The following proposal was submitted by the California Public Employees' Retirement System, or CalPERS, P.O. Box 942707, Sacramento, CA 94229-2707. CalPERS has provided information regarding its share ownership in its supporting statement. Any reference to "we" or "us" in the following proposal and supporting statement refers to CalPERS and not the Company.

        RESOLVED, that the shareowners of Hospitality Properties Trust ("Company") ask that the Company, in compliance with applicable law, take the steps necessary to reorganize the Board of

Trustees into one class subject to election each year. The implementation of this proposal should not affect the unexpired terms of directors elected to the board at or prior to the 2013 annual meeting.

  Supporting Statement of CalPERS:

        We believe that the ability to elect directors is one of the most important rights of shareowners. As a trust fund with approximately 1.6 million participants, and as the owner of approximately 1,100,845 shares of the Company's common stock, the California Public Employees' Retirement System (CalPERS) thinks that directors should be accountable to shareowners on an annual basis. This is why we are sponsoring this proposal which, if implemented, would seek to reorganize the Board of Trustees of the Company so that each trustee stands before the shareowners for re-election each year. We hope to eliminate the Company's "classified board," whereby the trustees are divided into three classes, each serving a three-year term. Under the current structure, shareowners can only vote on a portion of the Board at any given time.

        CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that when trustees are accountable for their actions, they perform better. A staggered board has been found to be one of six entrenching mechanisms that are negatively correlated with company performance. See "What Matters in Corporate Governance?" Lucian Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 03/2005). CalPERS also believes that shareowners are willing to pay a premium for corporations with excellent corporate governance. If the Company were to take the steps necessary to declassify its Board, it would be a strong statement that this Company is committed to good corporate governance and its long-term financial performance.

        We seek to improve that performance and ensure the Company's continued viability through this structural reorganization of the Board. If passed and implemented, shareowners might have the opportunity to register their views at each annual meeting—on performance of the Board as a whole and of each trustee as an individual.

        CalPERS urges you to join us in voting to declassify the election of trustees, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal.

  Our Statement in Opposition to Proposal 5:

CalPERS's Proposal May Have Adverse
Financial Consequences to HPT

        According to published reports, CalPERS has previously used its investment position to pressure the Hilton Hotels chain to reach an agreement with a hotel employee union.(5) We believe that the annual election of our entire Board will enhance the power of special interests, such as unions that seek to encourage union membership at hotels we own, without regard to the financial consequences to our Company or other shareholders. A recent study has shown that this type of shareholder activism by CalPERS may be financially detrimental to other shareholders.(6)

(5)
Ed Mendel, CalSTRS, CalPERS Pressure Hilton in Labor Dispute, Nov. 15, 2010, http://calpensions.com/2010/11/15/calstrs-calpers-pressure-hilton-in-labor-dispute/.

(6)
Brad M. Barber, Monitoring the Monitor: Evaluating CalPERS' Activism (Nov. 2006), available at http://papers.ssrn.com/sol3/papers.cfm?abstract_id= 890321.

 The Annual Election of Our Entire Board
May Undermine Good Business Governance

        Our business involves entering long term leases and management contracts with major hospitality companies. These long term contracts regularly require that we and our contract partners commit to multi-year, multi-million dollars projects. Our staggered Board helps ensure that the knowledge necessary to implement these long term relationships will be present at the highest level of our Company. We believe that good business governance and enhanced shareholder value results from having qualified Board members who are willing to devote the time necessary to fully understand our business. We believe our ability to attract such persons to make such a commitment to our Company is enhanced by having multi-year terms.

CalPERS's Own Governance and its Arguments
Raises Questions About the Motivation for this Proposal

        The CalPERS proposal requests that HPT abandon its staggered Board. However, CalPERS itself has a staggered governing board with half of its current members elected for staggered four year terms.(7)

        CalPERS's statement in support of its proposal relies upon its "belief" that shareholders may pay a premium for shares of a company which follows CalPERS's advice. In support of this belief, CalPERS references a 2005 academic study, but it ignores a 2012 paper which concludes that there is "no persuasive evidence that declassifying boards enhance[s] stockholder value."(8) In fact, recent academic studies have shown that a classified board may provide public company shareholders benefits such as increased board independence from management, lowering certain debt costs and increasing long term perspective.(9)

(7)
CalPERS Board of Administration,
http://www.calpers.ca.gov/index.jsp?bc=/about/board/home.xml.

(8)
Lipton et al., Harvard's Shareholder Rights Project is Wrong, Mar. 21, 2012, available at http://amlawdaily.typepad.com/files/harvards-shareholder-rights-project-is-wrong.pdf.

(9)
See, e.g., Ferreira et al., Shareholder Empowerment and Bank Bailouts (Nov. 2012), available at http://papers.ssrn.com/sol3/papers.cfm?abstract_id=2170392; Dong Chen, Classified Board, the Cost of Debt, and Firm Performance (Dec. 20, 2010), available at
http://papers.ssrn.com/sol3/papers.cfm?abstract_id=1729472; Ahn et al., The Differential Effects of Classified Boards on Firm Value (Jul. 2010), available at
http://papers.ssrn.com/sol3/papers.cfm?abstract_id =1265078; Bates et al., Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control (Sept. 2007), available at http://papers.ssrn.com/sol3/papers.cfm?abstract_id=923408.

        In April 2012, the SEC charged CalPERS's former Chief Executive Officer with scheming to defraud a firm managing investments for CalPERS's funds into paying $20 million in fees to his close friend's placement agent business. In September 2011, several CalPERS board members (including the current CalPERS board president) and investment staff agreed to pay fines to settle charges that they failed to report gifts received from investment managers and consultants.(10) Additionally, in March 2011, CalPERS announced that it was cooperating in investigations by the California Attorney General's Office and the SEC regarding allegations of improper conduct by a former CalPERS board member in connection with "a $4 million consulting fee."(11) These incidents raise serious questions about the weight which should be accorded CalPERS's "belief" concerning corporate governance matters.(12)

  Our Board recommends you vote "AGAINST" proposal 5.

OTHER MATTERS

        At this time, we know of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy will vote the proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.

March 1, 2013

(10)
See Arleen Jacobius, 29 at CalPERS Settle Over Undisclosed Gifts, Pensions & Investments, Sept. 15, 2011.

(11)
See CalPERS press release, CalPERS Assists in Medco Investigation, Mar. 4, 2011.

(12)
See, e.g., Scoundrels and Pensions, Wall St. J., Oct. 13, 2010; Walsh & Storey, U.S. Inquiry Said to Focus on California Pension Fund, N.Y. Times, Jan. 7, 2011; Michael Hiltzik, Stench of CalPERS Financial Scandal Lingers, L.A. Times, Mar. 18, 2011.

 IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail; alternatively, please request, complete and return a proxy card today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

        If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll-Free at (877) 717-3922

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: HOSPITALITY PROPERTIES TRUST M52874-P35033 For address changes, please check this box and write them on the back where indicated. 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. 4. To consider and vote upon a shareholder proposal if properly presented at the meeting. 5. To consider and vote upon a shareholder proposal if properly presented at the meeting. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. For Against Withhold For Against Abstain HOSPITALITY PROPERTIES TRUST TWO NEWTON PLACE 255 WASHINGTON STREET, SUITE 300 NEWTON, MA 02458 AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2013. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2013. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hospitality Properties Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Hospitality Properties Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Our Board of Trustees Recommends You Vote "FOR" the Nominee for Trustee in Proposal 1, "FOR" Proposals 2 and 3 and "AGAINST" Proposals 4 and 5. 2. To approve a nonbinding advisory resolution on our executive compensation. Our Board recommends you vote FOR proposal 2. 1. To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Group III. Nominee: William A. Lamkin Our Board recommends you vote FOR proposal 1. Our Board recommends you vote FOR proposal 3. Our Board recommends you vote AGAINST proposal 4. Our Board recommends you vote AGAINST proposal 5. For Against Abstain For Against Abstain For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE NOMINEE FOR TRUSTEE IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND "AGAINST" PROPOSALS 4 AND 5.

Address Changes: (If you noted any Address Changes above, please mark the corresponding box on the reverse side.) HOSPITALITY PROPERTIES TRUST Two Newton Place, 255 Washington Street, Suite 300 Newton, MA 02458-2076 Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Hospitality Properties Trust annual meeting of shareholders, including our annual report and proxy statement, are available on the internet. To view the proxy materials or vote online or by telephone, please follow the instructions in the Notice Regarding the Availability of Proxy Materials. This proxy is solicited on behalf of the Board of Trustees of Hospitality Properties Trust. The undersigned shareholder of Hospitality Properties Trust, a Maryland real estate investment trust, or the Company, hereby appoints Barry M. Portnoy, Jennifer B. Clark and John G. Murray, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the Company to be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on May 15, 2013, at 9:30 a.m. local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEE FOR TRUSTEE IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND "AGAINST" PROPOSALS 4 AND 5. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for voting instructions. HOSPITALITY PROPERTIES TRUST ANNUAL MEETING OF SHAREHOLDERS May 15, 2013, 9:30 a.m. Two Newton Place, 255 Washington Street, Suite 100 Newton, Massachusetts 02458 Directions to Two Newton Place, 255 Washington Street, Suite 100, Newton, MA From the East: Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting, stay in the right lane and bear to your right toward Galen Street in Watertown. Two Newton Place will be on your right. Public parking is available nearby. From the West: Take the Massachusetts Turnpike (I-90) East to Exit 17 (Newton/Watertown). After exiting, continue straight toward Washington Street. After the second set of lights, bear left onto Washington Street, cross over I-90 to continue straight toward Galen Street in Watertown. Two Newton Place will be on your right. Public parking is available nearby. M52875-P35033 Proxy

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INTRODUCTION
PROPOSAL 1 ELECTION OF TRUSTEE
PROPOSAL 2 ADVISORY APPROVAL RELATING TO EXECUTIVE COMPENSATION
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SOLICITATION OF PROXIES
TRUSTEES AND EXECUTIVE OFFICERS
BOARD OF TRUSTEES
BOARD COMMITTEES
COMMUNICATIONS WITH TRUSTEES
SELECTION OF CANDIDATES FOR TRUSTEES; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2012, 2011 AND 2010
GRANTS OF PLAN BASED AWARDS FOR 2012 (Shares granted in 2012, including vested and unvested grants)
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2012 (Shares granted in 2012 and prior years that have not yet vested)
STOCK VESTED FOR 2012 (Share grants that vested in 2012, including shares granted in prior years)
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
TRUSTEE COMPENSATION FOR 2012 (2012 compensation; all share grants to Trustees vest at the time of grant)
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS TO BE VOTED UPON PROPOSAL 4 SHAREHOLDER PROPOSAL
PROPOSAL 5 SHAREHOLDER PROPOSAL
CalPERS's Proposal May Have Adverse Financial Consequences to HPT
The Annual Election of Our Entire Board May Undermine Good Business Governance
OTHER MATTERS
IMPORTANT